Voting Agreement
This Voting Agreement (this “Agreement”) is entered into as of July 12, 2023, by and between NextDecade Corporation, a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”).
The Stockholder agrees to vote in favor, or cause to be voted in favor, all shares of capital stock of the Company owned by the Stockholder or over which the Stockholder has voting control (the “Shares”), from time to time and at all times, in whatever manner as shall be necessary, at any special meeting of stockholders held or pursuant to any written consent of the stockholders of the Company, solely to (each a “Matter” and collectively, the “Matters”):
(a)          Approve the private placement of securities to be sold to Global LNG North America Corp. (together with its permitted assigns, the “Purchaser”) pursuant to the Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 13, 2023, by and between the Company and the Purchaser, pursuant to which the Purchaser may purchase shares of common stock of the Company with an aggregate purchase price of up to $219.4 million in accordance with Nasdaq Listing Rules 5635(b) and (d) (the “Transaction”), including any matter necessary for the consummation of the Transaction and the other transactions contemplated by the Purchase Agreement; and
(b)          Approve one or more adjournments of any special meeting of stockholders in connection with the matters set forth herein, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at any special meeting of stockholders in connection with the matters set forth herein.
The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires the power to vote after the execution of this Agreement and prior to the Expiration Date, whether by vesting of restricted stock units, the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.  The Stockholder agrees to promptly notify the Company in writing of the nature and amount of any New Shares.
The Stockholder hereby represents and warrants as follows:
(a)          the Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder;
(b)          this Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;
(c)          the Stockholder has the power to vote on the Matters as indicated opposite the Stockholder’s name on Schedule 1 attached hereto free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;
(d)          the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, or any law, statute, rule or regulation to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder; and
(e)          the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Stockholder, except (a) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or state securities, takeover and “blue sky” laws, (b) the applicable rules of the Securities and Exchange Commission or any applicable stock exchange, and (c) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect.
The Stockholder hereby constitutes and appoints as the proxies of the Stockholder and hereby grants a power of attorney to Brent E.  Wahl and Vera de Gyarfas, with full power of substitution, with respect to the Matters set forth herein, and hereby authorizes each of them to represent and vote, if and only if the Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of the Stockholder’s Shares in favor of the Matters or to take any action reasonably necessary to effect the intent of this Agreement.  Each of the proxy and power of attorney granted pursuant to this Agreement is given in consideration of the agreements and covenants of the parties to this Agreement in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to the provisions below.  The Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to the provisions below, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the Matters set forth herein.
From and after the date hereof until the Expiration Date, and except as set out herein, the Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens) any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect, or (d) take any action that would have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.  Notwithstanding the foregoing, the Stockholder may sell, assign, transfer, tender, or otherwise dispose of its Shares without the prior written consent of the Company and subject to the transferee agreeing in writing to be bound to the terms of this Agreement.
This Agreement shall terminate on the Expiration Date.  As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the date of the approval of each of the Matters at the Company stockholders’ meeting and effecting of each of the Matters and the events and transactions contemplated thereby (including, but not limited to, the closing of the Transaction), (b) such date and time as the Purchase Agreement shall be terminated pursuant to its terms, (c) upon mutual written agreement of the parties and the Purchaser; and (d) the consummation of a merger or consolidation of the Company that is effected (A) for independent business reasons unrelated to extinguishing such rights and (B) for purposes other than (1) the reincorporation of the Company in a different state or (2) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.
The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.
The parties hereto agree that the Purchaser shall be a third-party beneficiary of the rights set forth in the immediately preceding paragraph (the “Specific Enforcement Rights”), and the Purchaser shall have the right to enforce the Specific Enforcement Rights directly to the extent it deems such enforcement necessary or advisable in its sole and absolute discretion.  The parties hereto agree that nothing in this Agreement shall be construed to create a “group” as defined under Section 13(d)(3) of the Exchange Act between the Purchaser and any of the parties to this Agreement with respect to the securities of the Company.
All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.  This Agreement may not be assigned by the Stockholder without the prior written consent of the Company and subject to the assignee agreeing in writing to be bound to the terms of this Agreement.
This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within the State of New York, without regard to principles of conflicts of law.  Any dispute, arising out of, or in connection with, this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, which rules shall be deemed incorporated by reference to this Agreement.  The tribunal shall consist of three arbitrators (with each party nominating one arbitrator each and the third arbitrator being approved by the other two arbitrators so appointed or, failing agreement between the two arbitrators, under the rules of the AAA).  The seat of arbitration shall be New York, New York.  The arbitration shall be conducted in English.  Judgement upon the award may be entered in any court of competent jurisdiction.  The parties hereunder waive any right of appeal to any court in any jurisdiction against the award, insofar as such waiver can validly be made.  This Agreement may not be modified or amended or the rights of any party hereunder waived unless such modification, amendment or waiver is effected by a written instrument expressly modifying, amending or waiving this Agreement or the rights of a party hereunder that is signed by (i) the Company, (ii) the Stockholder and (iii) the Purchaser.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages will be deemed binding originals.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
NEXTDECADE CORPORATION

By:	/s/ Matthew Schatzman
	Name:	Matthew Schatzman
	Title:	Chief Executive Officer

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.
STOCKHOLDER:
NINTEENTH INVESTMENT COMPANY LLC
By:	/s/ Saed Arar
	Name:	Saed Arar
	Title:	Authorized Signatory

By:	/s/ Kit Wai Li
	Name:	Kit Wai Li
	Title:	Authorized Signatory

SCHEDULE 1
Stockholder & Address	Common Stock	Restricted Stock Units	Options	Preferred Stock

Ninteenth Investment Company LLC Al Mamoura A P.O. Box 45005 Abu Dhabi, United Arab Emirates	14,206,376	N/A	N/A	N/A